Exhibit 99.2

J. C. Penney Announces Proposed Offering of Senior Unsecured Notes

PLANO, Texas - (September 9, 2014) – J. C. Penney Company, Inc. (the “Company”) (NYSE: JCP) announced today that its wholly owned subsidiary, J . C. Penney Corporation, Inc. (together with the Company, “J. C. Penney”), has commenced an underwritten public offering of $350 million aggregate principal amount of senior unsecured notes, for which the Company would be a co-obligor (the “Notes”), subject to market and other conditions. J. C. Penney intends to use the net proceeds from the offering of the Notes to pay the tender consideration and related transaction fees and expenses for J. C. Penney’s contemporaneous tender offers to purchase for cash up to $300 million aggregate principal amount of its outstanding 6.875% Medium-Term Notes due 2015, 7.65% Debentures due 2016 and 7.95% Debentures due 2017 (collectively, the “Tender Securities”). J. C. Penney intends to use any remaining net proceeds for general corporate purposes, which may include further purchasing or otherwise retiring a portion of its existing indebtedness.
A registration statement on Form S-3 relating to the Notes has been filed with the Securities and Exchange Commission and became effective upon filing. J.P. Morgan Securities LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are acting as joint book running managers for the offering. To obtain a copy of a prospectus and any prospectus supplement for this offering, please contact J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: J.P. Morgan Syndicate Desk or (212) 834-4533, Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (888) 603-5847 or barclaysprospectus@broadridge.com or Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, Attn: Prospectus Department, (866) 471-2526 or prospectus-ny@ny.email.gs.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any Notes. Any offers of the Notes will be made only by means of a prospectus and any prospectus supplements thereto. This press release also does not constitute an offer to purchase or the solicitation of an offer to sell any Tender Securities, which offers are being made only by means of the offer to purchase and related documents with respect thereto.

Forward-Looking Statements

This press release may contain forward-looking statements which reflect the Company’s current view of future events and financial performance. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the offering and the anticipated use of proceeds from the offering. Forward-looking statements are based only on the Company's current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company's control, that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement J. C. Penney’s turnaround strategy, customer acceptance of the Company’s new strategies, the Company’s ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, the Company’s ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While the Company believes that its assumptions are reasonable, the Company cautions that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. The Company intends the forward-looking statements in this press release to speak only as of the date of this press release and does not undertake to update or revise these forward-looking statements as more information becomes available.

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